UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2023

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On October 11, 2023, Athersys, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a holder of certain existing warrants (“Holder”) to receive new warrants to purchase up to a number of shares of common stock equal to 200% (the “Inducement Warrants”) of the number of warrant shares issued pursuant to the exercise of such certain existing warrants to purchase shares of common stock (the “Existing Warrants”) pursuant to which the Holder agreed to exercise for cash their Existing Warrants to purchase up to 28,124,590 shares of the Company’s common stock, at a Reduced Exercise Price (as defined below) during the period from the date of the Inducement Letter until 7:30 a.m., Eastern Time, on October 12, 2023 (the “Reduced Price Exercise Period”), in exchange for the Company’s agreement to issue the Inducement Warrants to purchase up to 56,249,180 shares of the Company’s common stock (the “Inducement Warrant Shares”). The Existing Warrants consist of the Company’s common warrants issued on August 17, 2022, September 22, 2022, November 10, 2022, and August 21, 2023. Pursuant to the Inducement Letter, upon the exercise of any Existing Warrants, the reduced exercise price for such Existing Warrants during the Reduced Price Exercise Period shall be $0.1395 per share (the “Reduced Exercise Price”). The issuance, or resale, of shares of Common Stock underlying the Existing Warrants have been registered pursuant to effective registration statements (File Nos. 333-273256, 333-235945 and 333-272254).  We anticipate receiving aggregate gross proceeds of up to approximately $3.9 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by us.

We also agreed to file a registration statement on Form S-3 (or other appropriate form if we are not then Form S-3 eligible) providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), on or before November 12, 2023, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 90 days following the date of the issuance of the Inducement Warrants and to keep the Resale Registration Statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrant Shares. We also granted liquidated damages to the Holders in the event that we fail to deliver unlegended shares upon exercise of the Inducement Warrants and the Holders are unable to sell their Inducement Warrant Shares otherwise.

The Company engaged A.G.P./Alliance Global Partners (“AGP”) to act as its financial advisor in connection with the transactions summarized above and will pay AGP a fee of $275,000. We expect to use the net proceeds from these transactions for general corporate purposes, including in conjunction with continuing to explore strategic alternatives, although there can be no guarantee that such exploration will result in any such transaction and at this time, we do not intend to provide further updates unless and until there have been material developments in this regard.

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Warrants is qualified in its entirety by reference to such exhibit.

Dilution and Exercise Price

Each Inducement Warrant will have an exercise price equal to its applicable Reduced Exercise Price. The Inducement Warrants will be exercisable on the six-month anniversary of the date of issuance and may be exercised for a period of five years therefrom. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Inducement Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the common stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Inducement Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of common stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective  sixty-one (61) days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of common stock outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the issuance of the shares of common stock underlying the Inducement Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may only exercise its Inducement Warrants (either in whole or in part), at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the Inducement Warrants, which generally provides for a number of shares of common stock equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Inducement Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Inducement Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Inducement Warrant.

Transferability

Subject to applicable laws, a Inducement Warrant may be transferred at the option of the holder upon surrender of the Inducement Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Inducement Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Inducement Warrants on any securities exchange or nationally recognized trading system. The shares of common stock issuable upon exercise of the Inducement Warrants are currently listed on Nasdaq under the symbol “ATHX.”

Rights as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Inducement Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Inducement Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Inducement Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, the holders of the Inducement Warrants will be entitled to receive upon exercise of the Inducement Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Inducement Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Inducement Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Inducement Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Inducement Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Inducement Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of shares of common stock in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of common stock will be deemed to have received common stock of the successor entity in such fundamental transaction for purposes of this provision of the Inducement Warrants.

Item 3.02         Unregistered Sales of Equity Securities

The Company will issue the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares will be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant.
10.1	Form of Inducement Letter.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023
ATHERSYS, INC.

By:	/s/ Daniel Camardo
Daniel Camardo Chief Executive Officer and Duly Authorized Officer